Exhibit 99.1
Crescent Energy Reports Third Quarter 2026 Results

Houston, November 2, 2026 – Crescent Energy Company (NYSE: CRGY) (“Crescent” or the “Company”), today announced financial and operating results for the third quarter of 2026. A supplemental slide deck can be found at www.crescentenergyco.com. The Company plans to host a conference call and webcast at 10 a.m. CT on Tuesday, November 3, 2026. Details can be found in this release.

Third Quarter 2026 Highlights
–Delivered strong financial and operating performance, exceeding expectations across all key metrics
–Generated Operating Cash Flow of $608 million and Levered Free Cash Flow(1) of $367 million, supporting deleveraging and shareholder returns
–Produced 328 MBoe/d, including 134 MBo/d of oil, driven by consistent execution across the portfolio
–Increased the Permian synergy target to more than $300 million, with approximately $295 million captured to date, representing more than $1 billion of value creation(2)
–Drove Permian marketing and midstream optimization efforts to reduce costs, expand access to premium Gulf Coast markets and achieve higher realizations and incremental free cash flow
–Expanded economic inventory with lower well costs across the portfolio
–Announced the acquisition of premier Eagle Ford assets from Devon Energy, expanding Crescent’s world-class Eagle Ford position with significant Tier 1 inventory that immediately competes for capital
–Maintained a strong balance sheet, with approximately $2.0 billion of liquidity, approximately 1.5x leverage and no near-term maturities
–Declared a fixed quarterly dividend of $0.12 per share

“Our market-leading operational execution continues to drive strong results and differentiated value creation. We delivered higher production, lower capital and higher free cash flow than market expectations this quarter,” said Crescent CEO David Rockecharlie. “We have assembled an exceptional asset base, anchored by a world-class Eagle Ford position, alongside significant opportunities across the Permian, Uinta and Crescent Royalties. Importantly, the next phase of Crescent’s value creation is largely within our control. Our focus is on execution.”

Third Quarter 2026 Financial and Operating Results
Third quarter production averaged 328 MBoe/d (approximately 41% oil and 63% liquids), with 134 MBo/d of oil production. The Company drilled 29 gross operated wells (22 in the Eagle Ford, 6 in the Permian and 1 in the Uinta), brought online 37 gross operated wells (25 in the Eagle Ford, 5 in the Permian and 7 in the Uinta) and incurred capital expenditures (excluding acquisitions) of $326 million during the third quarter.

Crescent reported $1 million of net loss and $254 million of Adjusted Net Income(1) in the third quarter. The Company generated Adjusted EBITDAX(1) of $786 million, Operating Cash Flow of $608 million and Levered Free Cash Flow(1) of $367 million for the period, supported by disciplined capital investment and strong operational execution.

Permian Optimization

Crescent continued to advance the optimization of the Permian assets during the third quarter. Based on accelerated synergy capture and continued operating improvements, the Company increased its synergy target to more than $300 million, with approximately $295 million captured to date, representing more than $1 billion of value creation.(2)

Announced Eagle Ford Acquisition
In October 2026, Crescent announced that it had entered into a definitive agreement to acquire Eagle Ford assets from Devon Energy for an estimated net purchase price of approximately $3.85 billion(3) (the “Transaction”). The all-cash Transaction solidifies Crescent’s world-class Eagle Ford position, adding Tier 1 inventory and meaningful scale directly adjacent to its existing operations. The Transaction is expected to close in the fourth quarter of 2026 or early 2027, subject to customary closing conditions.

Shareholder Return
Crescent’s long-standing “all-of-the-above” return of capital framework includes a fixed quarterly dividend and an opportunistic share repurchase program. For the third quarter of 2026, the Company’s Board of Directors (the “Board”) approved a cash dividend of $0.12 per share. The third quarter dividend is payable on November 30, 2026, to shareholders of record as of the close of business on November 16, 2026. Any payment of future dividends is subject to Board approval and other factors.

As of September 30, 2026, our share repurchase program (the “Share Repurchase Program”) has approximately $336 million of availability remaining. Repurchases of shares of the Company’s common stock under the Share Repurchase Program may be made by the Company from time to time in the open market, in a privately negotiated transaction, through purchases made in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or by such other means as will comply with applicable state and federal securities laws. The timing of any such repurchases will depend on market conditions, contractual limitations and other considerations. The program may be extended, modified, suspended or discontinued at any time, and does not obligate the Company to repurchase any dollar amount or number of shares.

Conference Call Information
Crescent plans to host a conference call to discuss its third quarter of 2026 financial and operating results at 10 a.m. CT on Tuesday, November 3, 2026. Complete details are below. A webcast replay will be available on the website following the call.

Date: Tuesday, November 3, 2026
Time: 10 a.m. CT (11 a.m. ET)
Conference Dial-In: 833-461-5787 / 585-542-9983 (Domestic / International)
Meeting ID: 360 772 191
Webcast Link: www.crescentenergyco.com

About Crescent Energy Company
Crescent is a differentiated energy company committed to delivering value through a disciplined, returns-driven growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines significant cash flow from stable production with deep, high-quality development inventory. Our activities are focused in the Eagle Ford, Permian and Uinta Basins, and we own minerals and royalty interests across premier U.S. oil and natural gas basins, primarily operated by large, well-capitalized companies, with a core focus in the Eagle Ford. For additional information, please visit www.crescentenergyco.com.

Cautionary Statement Regarding Forward-Looking Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding our ability to integrate operations or realize any anticipated operational or corporate synergies and other benefits of our acquisitions, including the acquisition of Vital Energy, Inc. (the “Permian Acquisition”) and, if completed, the Transaction; the risk that the Permian Acquisition and, if completed, the Transaction may not be accretive, and may be dilutive, to Crescent’s earnings per share, which may negatively affect the market price of Crescent common stock; the risk that the Transaction may not be completed on the terms currently contemplated, in the anticipated timeframe or at all; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that any announcements relating to the Transaction could have adverse effects on the market price of Crescent common stock; our ability to identify and select opportunities for additional acquisitions, dispositions and other strategic transactions; federal and state regulations and laws, including those relating to taxes (including the One Big Beautiful Bill Act and the Inflation Reduction Act of 2022), tariffs and international trade, safety and the protection of the environment and the impact thereof on us; general economic conditions, including the impact of inflation, elevated interest rates and associated changes in monetary policy; the impact of central bank policy actions, including any changes in interest rates, any changes in its policy priorities, and disruptions in the banking industry and capital markets; political and economic conditions and events in the U.S. and in foreign oil, natural gas and natural gas liquids (“NGL”) producing countries, including embargoes, political and regulatory changes implemented by the Trump Administration, continued hostilities in the Middle East, including the Israel-Hamas conflict and the conflict with Iran, and other sustained military campaigns, the armed conflict in Ukraine and associated economic sanctions on Russia, conditions and developments in South America and in China and acts of terrorism or sabotage; our ability to predict and manage the effects of actions of Organization of Petroleum Exporting Countries and its allies and agreements to set and maintain production levels, including compliance with, changes to or departures from such arrangements, the effects of which may be exacerbated by the continued hostilities in the Middle East, including with Iran, and developments in Venezuela and other major oil-producing countries; and the severity and duration of public health crises and any resultant impact on governmental actions, commodity prices, supply and demand considerations, and storage capacity. Consequently, actual future results could differ materially from expectations. The Company assumes no duty to update or revise its respective forward-looking statements based on new information, future events or otherwise.

Financial Presentation
We have evaluated how we are organized and managed and have identified one reportable segment, which is our interests related to the exploration and production of crude oil, natural gas and NGLs from operated and non-operated wells. We consider our gathering, processing and marketing functions as ancillary to our oil and gas producing activities. Substantially all of our operations and assets are located onshore in the United States, and substantially all of our revenues are attributable to United States customers. We present certain operational results for Crescent Royalty Finance LLC (“CRF”) separately from the Crescent Energy Finance LLC (“CEF”) operational results because we believe that it permits investors to better understand the performance of this aspect of our business. The financial and operating information presented herein does not give effect to the Transaction.

Crescent Operational Summary

	For the three months ended
	September 30, 2026	September 30, 2025	June 30, 2026
Total Consolidated
Average daily net sales volumes:
Oil (MBbls/d)	134	103	140
Natural gas (MMcf/d)	716	631	715
NGLs (MBbls/d)	74	45	76
Total (MBoe/d)	328	253	335
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$84.52	$63.07	$96.61
Natural gas ($/Mcf)	2.35	2.49	0.52
NGLs ($/Bbl)	20.58	22.53	18.67
Total ($/Boe)	44.38	35.87	45.63
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$71.55	$64.93	$73.33
Natural gas ($/Mcf)	2.70	2.56	1.74
NGLs ($/Bbl)	20.58	22.57	18.67
Total ($/Boe)(4)	39.84	36.81	38.52
Expense (per Boe)
Operating expense	$14.41	$16.65	$13.38
Depreciation, depletion and amortization	12.44	12.84	11.75
General and administrative expense	2.17	3.20	2.02
Non-GAAP and other expense (per Boe)
Adjusted operating expense, excluding production and other taxes(1)(5)	$11.35	$12.83	$10.95
Production and other taxes	2.60	2.39	2.27
Adjusted Recurring Cash G&A(1)	1.32	1.33	1.26

	For the three months ended
	September 30, 2026	September 30, 2025	June 30, 2026
Working interest
Average daily net sales volumes:
Oil (MBbls/d)	129	101	133
Natural gas (MMcf/d)	692	603	685
NGLs (MBbls/d)	72	44	74
Total (MBoe/d)	317	245	322
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$84.26	$63.08	$96.78
Natural gas ($/Mcf)	2.35	2.49	0.46
NGLs ($/Bbl)	20.29	22.49	18.41
Total ($/Boe)	44.10	36.07	45.38
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$71.34	$64.99	$73.14
Natural gas ($/Mcf)	2.67	2.56	1.69
NGLs ($/Bbl)	20.29	22.53	18.41
Total ($/Boe)	39.55	37.04	38.20
Expense (per Boe)
Operating expense	$14.81	$17.18	$13.76

	For the three months ended
	September 30, 2026	September 30, 2025	June 30, 2026
Minerals and royalties
Average daily net sales volumes:
Oil (MBbls/d)	5	2	6
Natural gas (MMcf/d)	24	28	30
NGLs (MBbls/d)	2	1	2
Total (MBoe/d)	11	8	13
Average realized prices, before effects of derivative settlements:
Oil ($/Bbl)	$90.91	$62.28	$92.88
Natural gas ($/Mcf)	2.27	2.49	1.92
NGLs ($/Bbl)	30.03	24.17	27.13
Total ($/Boe)	52.03	29.71	51.45
Average realized prices, after effects of derivative settlements:
Oil ($/Bbl)	$76.60	$62.28	$77.45
Natural gas ($/Mcf)	3.30	2.49	2.80
NGLs ($/Bbl)	30.08	24.17	27.06
Total ($/Boe)	47.72	29.71	46.31
Expense (per Boe)
Operating expense	$3.35	$0.41	$4.26

Crescent Condensed Consolidated Statements of Operations

(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2026	2025	2026	2025
Revenues:
Oil	$1,042,500	$596,288	$3,162,646	$1,818,435
Natural gas	154,593	144,462	346,734	490,903
Natural gas liquids	140,345	92,589	394,823	298,306
Midstream and other	13,774	33,240	24,793	107,091
Total revenues	1,351,212	866,579	3,928,996	2,714,735
Expenses:
Lease and asset operating expense	229,393	187,125	670,671	559,594
Workover expense	30,886	23,105	94,131	58,486
Gathering, processing and transportation	90,190	93,427	286,744	304,789
Production and other taxes	78,412	55,430	203,119	170,917
Depreciation, depletion and amortization	374,895	298,450	1,087,024	878,079
Impairment of oil and natural gas properties	—	73,527	—	122,159
Exploration expense	4,225	1,002	11,110	6,882
Midstream and other operating expense	5,312	27,796	16,216	86,639
General and administrative expense	65,275	74,275	189,569	255,657
(Gain) loss on sale of assets	(6,065)	1,641	(16,755)	(11,131)
Total expenses	872,523	835,778	2,541,829	2,432,071
Income (loss) from operations	478,689	30,801	1,387,167	282,664
Other income (expense):
Gain (loss) on derivatives	(405,833)	55,702	(930,541)	163,259
Interest expense	(94,214)	(72,629)	(298,611)	(221,029)
Loss from extinguishment of debt	(16)	(29,248)	(17,413)	(29,248)
Other income (expense)	26,427	209	26,571	440
Income (loss) from equity affiliates	339	864	395	1,695
Total other income (expense)	(473,297)	(45,102)	(1,219,599)	(84,883)
Income (loss) before taxes	5,392	(14,301)	167,568	197,781
Income tax benefit (expense)	(5,983)	4,032	(93,631)	(39,638)
Net income (loss)	(591)	(10,269)	73,937	158,143
Less: net (income) loss attributable to noncontrolling interests	(1,576)	762	(3,186)	(2,526)
Less: net (income) loss attributable to redeemable noncontrolling interests	—	—	—	(14,050)
Net income (loss) attributable to Crescent	$(2,167)	$(9,507)	$70,751	$141,567
Net income (loss) per share:
Class A common stock – basic	$(0.01)	$(0.04)	$0.21	$0.61
Class A common stock – diluted	$(0.01)	$(0.04)	$0.21	$0.60
Class B common stock – basic and diluted	$—	$—	$—	$—
Weighted average shares outstanding:
Class A common stock – basic	330,421	254,621	329,667	233,261
Class A common stock – diluted	330,421	254,621	341,749	236,029
Class B common stock – basic and diluted	—	—	—	22,207

Crescent Condensed Consolidated Balance Sheets
(Unaudited)
	September 30, 2026	December 31, 2025
	(in thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$6,126	$10,157
Restricted cash	5,506	725,702
Accounts receivable, net	768,503	738,333
Accounts receivable – affiliates	10,268	4,501
Derivative assets – current	3,592	322,784
Prepaid expenses	41,629	46,309
Other current assets	84,982	13,271
Total current assets	920,606	1,861,057
Property, plant and equipment:
Oil and natural gas properties at cost, successful efforts method
Proved	14,513,195	13,264,097
Unproved	512,857	413,444
Oil and natural gas properties at cost, successful efforts method	15,026,052	13,677,541
Field and other property and equipment, at cost	174,451	157,031
Total property, plant and equipment	15,200,503	13,834,572
Less: accumulated depreciation, depletion, amortization and impairment	(4,610,514)	(3,558,601)
Property, plant and equipment, net	10,589,989	10,275,971
Derivative assets – noncurrent	9,273	2,829
Investments in equity affiliates	10,466	8,146
Deferred tax asset	71,465	143,706
Other assets	157,417	151,498
TOTAL ASSETS	$11,759,216	$12,443,207

Crescent Condensed Consolidated Balance Sheets
(Unaudited)
	September 30, 2026	December 31, 2025
	(in thousands, except share data)

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$1,010,370	$1,121,678
Accounts payable – affiliates	19,948	46,279
Derivative liabilities – current	233,726	—
Financing lease obligations – current	4,066	4,860
Other current liabilities	110,439	86,603
Total current liabilities	1,378,549	1,259,420
Long-term debt	4,717,703	5,524,128
Derivative liabilities – noncurrent	21,067	13,421
Asset retirement obligations	387,094	383,057
Deferred tax liability	16,375	11,671
Financing lease obligations – noncurrent	1,027	3,228
Other liabilities	101,276	82,847
Total liabilities	6,623,091	7,277,772
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 1,000,000,000 shares authorized, 337,664,962 and 334,979,293 shares issued, 330,456,708 and 327,900,272 shares outstanding as of September 30, 2026 and December 31, 2025, respectively.	33	33
Class B common stock, $0.0001 par value; 500,000,000 shares authorized as of September 30, 2026 and December 31, 2025.	—	—
Preferred stock, $0.0001 par value; 500,000,000 shares authorized and 1,000 Series I preferred shares issued and outstanding as of September 30, 2026 and December 31, 2025.	—	—
Treasury stock, at cost; 7,208,254 and 7,079,021 shares of Class A common stock as of September 30, 2026 and December 31, 2025, respectively.	(72,690)	(71,054)
Additional paid-in capital	5,200,121	5,228,928
Retained earnings (accumulated deficit)	—	—
Noncontrolling interests	8,661	7,528
Total equity	5,136,125	5,165,435
TOTAL LIABILITIES AND EQUITY	$11,759,216	$12,443,207

Crescent Condensed Consolidated Statements of Cash Flows

(Unaudited)
	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$73,937	$158,143
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation, depletion and amortization	1,087,024	878,079
Impairment expense	—	122,159
Deferred tax expense (benefit)	89,339	36,832
(Gain) loss on derivatives	930,541	(163,259)
Net cash (paid) received on settlement of derivatives	(504,029)	31,038
Non-cash equity-based compensation expense	65,482	143,281
Amortization of debt issuance costs, premium and discount	12,491	11,161
Loss from debt extinguishment	17,413	29,248
(Gain) loss on sale of oil and natural gas properties	(16,755)	(11,131)
Settlement of acquired derivative contracts	156,332	49,580
Other	(18,993)	(28,248)
Changes in operating assets and liabilities	(168,308)	52,257
Net cash provided by operating activities	1,724,474	1,309,140
Cash flows from investing activities:
Development of oil and natural gas properties	(1,019,827)	(691,373)
Acquisitions of oil and natural gas properties, net of cash acquired	(359,233)	(942,465)
Proceeds from the sale of oil and natural gas properties	28,834	114,799
Purchases of restricted investment securities – HTM	(21,887)	(16,158)
Maturities of restricted investment securities – HTM	21,939	16,168
Other	(11,661)	—
Net cash used in investing activities	(1,361,835)	(1,519,029)
Cash flows from financing activities:
Proceeds from the issuance of Senior Notes, after premium, discount and underwriting fees	671,025	591,750
2031 Convertible Notes capped call	(56,649)	—
Repurchase of Senior Notes, including extinguishment costs	(810,261)	(522,360)
Revolving Credit Facility borrowings	3,487,000	2,735,000
Revolving Credit Facility repayments	(4,259,648)	(2,663,000)
CRF Credit Facility borrowings	305,000	—
CRF Credit Facility repayments	(221,500)	—
Proceeds from issuance of CRF Term Loan	135,000	—
Repayments of CRF Term Loan	(135,000)	—
Payment of debt issuance costs	(10,150)	(6,319)
Settlement of Ridgemar contingent earn-out consideration	(35,295)	—
Dividends	(118,627)	(84,565)
Distributions to redeemable noncontrolling interests	—	(17,192)
Repurchase of noncontrolling interest	(32,196)	—
Noncontrolling interest distributions	(2,402)	(4,150)
Cash paid for treasury stock acquired for equity-based compensation tax withholding	(1,635)	(58)
Repurchases of Class A common stock	—	(33,828)
Other	—	(2,846)
Net cash provided by (used in) financing activities	(1,085,338)	(7,568)
Net change in cash, cash equivalents and restricted cash	(722,699)	(217,457)
Cash, cash equivalents and restricted cash, beginning of period	753,310	240,908
Cash, cash equivalents and restricted cash, end of period	$30,611	$23,451

Reconciliation of Non-GAAP Measures
This release includes financial measures that have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures include Adjusted EBITDAX, Levered Free Cash Flow, Adjusted Net Income, Adjusted Recurring Cash G&A and Net Leverage. These supplemental non-GAAP performance measures are used by Crescent’s management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. These non-GAAP measures should be read in conjunction with the information contained in Crescent’s audited combined and consolidated financial statements prepared in accordance with GAAP.

Adjusted EBITDAX and Levered Free Cash Flow
We define Adjusted EBITDAX as net income (loss) before interest expense, loss from extinguishment of debt, income tax expense (benefit), depreciation, depletion and amortization, exploration expense, non-cash gain (loss) on derivatives, impairment expense, equity-based compensation, (gain) loss on sale of assets, other (income) expense and transaction and nonrecurring expenses. Additionally, we further adjust for certain redeemable noncontrolling interest distributions made by Crescent Energy OpCo LLC (“OpCo”) and settlement of acquired derivative contracts. We included certain redeemable noncontrolling interest distributions made by OpCo to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo’s ownership under management. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo.

Adjusted EBITDAX is not a measure of performance as determined by GAAP. We believe Adjusted EBITDAX is a useful performance measure because it allows for an effective evaluation of our operating performance when compared against our peers, without regard to our financing methods, corporate form or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be identical to other similarly titled measures of other companies. In addition, our revolving credit facility (the “Revolving Credit Facility”) and our outstanding senior notes (collectively, the “Senior Notes”) include a calculation of Adjusted EBITDAX for purposes of covenant compliance.

We define Levered Free Cash Flow as Adjusted EBITDAX less interest expense, excluding non-cash amortization of deferred financing costs, discounts and premiums, loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts and premiums, current income tax benefit (expense), tax-related redeemable noncontrolling interest distributions made by OpCo and development of oil and natural gas properties. Levered Free Cash Flow does not take into account amounts incurred on acquisitions.

Levered Free Cash Flow is not a measure of liquidity as determined by GAAP. Levered Free Cash Flow is a supplemental non-GAAP liquidity measure that is used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Levered Free Cash Flow is a useful liquidity measure because it allows for an effective evaluation of our operating and financial performance and the ability of our operations to generate cash flow that is available to reduce leverage or distribute to our equity holders. Levered Free Cash Flow should not be considered as an alternative to, or more meaningful than, Net cash flow provided by operating activities as determined in accordance with GAAP, of which such measure is the most comparable GAAP measure, or as an indicator of actual liquidity, operating performance or investing activities. Our computations of Levered Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDAX (non-GAAP) and Levered Free Cash Flow (non-GAAP) to net income (loss) and Levered Free Cash Flow (non-GAAP) to Net cash provided by operating activities, the most directly comparable financial measure, respectively, calculated in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income (loss)	$(591)	$(10,269)	$73,937	$158,143
Adjustments to reconcile to Adjusted EBITDAX:
Interest expense	94,214	72,629	298,611	221,029
Loss from extinguishment of debt	16	29,248	17,413	29,248
Income tax expense (benefit)	5,983	(4,032)	93,631	39,638
Depreciation, depletion and amortization	374,895	298,450	1,087,024	878,079
Exploration expense	4,225	1,002	11,110	6,882
Non-cash (gain) loss on derivatives	244,973	(33,859)	426,512	(132,221)
Impairment expense	—	73,527	—	122,159
Non-cash equity-based compensation expense	20,773	23,788	65,482	143,281
(Gain) loss on sale of assets	(6,065)	1,641	(16,755)	(11,131)
Other (income) expense	(26,427)	(209)	(26,571)	(440)
Certain RNCI Distributions made by OpCo	—	—	—	(4,242)
Transaction and nonrecurring expenses(6)	40,133	19,938	86,774	29,844
Settlement of acquired derivative contracts(7)	33,700	14,685	156,332	49,580
Adjusted EBITDAX (non-GAAP)	$785,829	$486,539	$2,273,500	$1,529,849
Working interest and other Adjusted EBITDAX	$741,965	$463,751	$2,146,016	$1,473,064
Minerals and royalties Adjusted EBITDAX	$43,864	$22,788	$127,484	$56,785
Adjustments to reconcile to Levered Free Cash Flow:
Interest expense, excluding non-cash amortization of deferred financing costs, discounts, and premiums	(89,956)	(69,009)	(286,120)	(209,868)
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(16)	(22,360)	(11,979)	(22,360)
Current income tax benefit (expense)	(3,113)	14,680	(4,292)	(2,806)
Tax-related RNCI Distributions made by OpCo	—	(605)	—	(865)
Development of oil and natural gas properties	(326,090)	(204,778)	(994,938)	(677,031)
Levered Free Cash Flow (non-GAAP)	$366,654	$204,467	$976,171	$616,919
Working interest and other Levered Free Cash Flow	$325,104	$181,679	$858,673	$560,079
Minerals and royalties Levered Free Cash Flow	$41,550	$22,788	$117,498	$56,840

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$608,495	$473,060	$1,724,474	$1,309,140
Changes in operating assets and liabilities	60,751	(74,015)	168,308	(52,257)
Certain RNCI Distributions made by OpCo	—	—	—	(4,242)
Tax-related RNCI Distributions made by OpCo	—	(605)	—	(865)
Transaction and nonrecurring expenses(6)	40,133	19,938	86,774	29,844
Loss from extinguishment of debt, excluding non-cash write-off of deferred financing costs, discounts, and premiums	(16)	(22,360)	(11,979)	(22,360)
Exploration expense	4,225	1,002	11,110	6,882
Other adjustments and operating activities	(20,844)	12,225	(7,578)	27,808
Development of oil and natural gas properties	(326,090)	(204,778)	(994,938)	(677,031)
Levered Free Cash Flow (non-GAAP)	$366,654	$204,467	$976,171	$616,919

Adjusted Net Income
Crescent defines Adjusted Net Income as net income (loss), adjusted for certain items. Management believes that Adjusted Net Income is useful to investors in evaluating operational trends of the Company and its performance relative to other oil and gas companies. Adjusted Net Income is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for net income as an indicator of financial performance. The GAAP measure most directly comparable to Adjusted Net Income is net income (loss).

The following table presents a reconciliation of Adjusted Net Income (non-GAAP) to net income (loss), the most directly comparable financial measure calculated in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Net income (loss)	$(591)	$(10,269)	$73,937	$158,143
Unrealized (gain) loss on derivatives	244,973	(33,859)	426,512	(132,221)
Non-cash equity-based compensation expense	20,773	23,788	65,482	143,281
(Gain) loss on sale of assets	(6,065)	1,641	(16,755)	(11,131)
Certain RNCI Distributions made by OpCo	—	(605)	—	(5,107)
Transaction and nonrecurring expenses	40,133	19,938	86,774	29,844
Settlement of acquired derivative contracts	33,700	14,685	156,332	49,580
Impairment expense	—	73,527	—	122,159
Loss from extinguishment of debt	16	29,248	17,413	29,248
GAAP Income Tax Expense (Benefit)	5,984	(4,031)	93,631	39,638
Provision for Income Taxes on Adjusted Earnings(8)	(84,876)	(22,927)	(210,780)	(83,443)
Adjusted Net Income (non-GAAP)	$254,047	$91,136	$692,546	$339,991
Adjusted EPS	$0.77	$0.36	$2.03	$1.32

Net Leverage
Crescent defines Net Leverage as the ratio of consolidated total debt to consolidated Adjusted EBITDAX as calculated under the credit agreements (collectively, the “Credit Agreements”) governing the Revolving Credit Facility and CRF Credit Facility, as applicable. Management believes Net Leverage is a useful measurement because it takes into account the impact of acquisitions. For purposes of the Credit Agreements, (i) consolidated total debt is calculated as total principal amount of Senior Notes, net of unamortized discount, premium and issuance costs, plus borrowings on our Revolving Credit Facility or CRF Credit Facility, as applicable, and unreimbursed drawings under letters of credit, less cash and cash equivalents and (ii) consolidated Adjusted EBITDAX includes certain adjustments to account for EBITDAX contributions associated with acquisitions the Company has closed within the last twelve months. Adjusted EBITDAX is a non-GAAP financial measure.

	September 30, 2026
	Total consolidated	Working interest (CEF)	Minerals and royalties (CRF)(11)
	(in millions)
Total debt(9)(10)	$4,718	$3,964	$82
Less: cash and cash equivalents	(6)	(5)	(1)
Net Debt	$4,712	$3,959	$81

Adjusted EBITDAX for Leverage Ratio	$3,100	$2,913	$187

Net Leverage	1.5x	1.4x	0.4x

Additional Non-GAAP Measures
Adjusted Recurring Cash G&A
Crescent defines Adjusted Recurring Cash G&A as general and administrative expense, excluding equity-based compensation and transaction and nonrecurring expenses, and including cash distributions initiated by Manager Compensation. We included “Certain RNCI distributions made by OpCo” to reflect Manager Compensation as if 100% of OpCo were owned and managed by the Company, to reflect consistent earnings and liquidity measures not impacted by the amount of OpCo’s ownership under management. Management believes Adjusted Recurring Cash G&A is a useful performance measure because it excludes transaction and nonrecurring expenses and equity-based compensation and includes Manager Compensation as if 100% of OpCo were owned and managed by the Company to reflect consistent measures not impacted by the amount of OpCo’s ownership under management, facilitating the ability for investors to compare Crescent’s cash G&A expense against peer companies. After giving effect to the Corporate Simplification, the Company owns 100% of outstanding OpCo Units and no longer makes distributions to the holders of redeemable noncontrolling interests in OpCo. As discussed elsewhere, these adjustments are made to Adjusted EBITDAX and Levered Free Cash Flow for historical periods.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
General and administrative expense	$65,275	$74,275	$189,569	$255,657
Less: Non-cash equity-based compensation expense	(20,773)	(23,788)	(65,482)	(143,281)
Less: transaction and nonrecurring expenses (G&A)(12)	(4,708)	(19,643)	(14,003)	(23,732)
Plus: Certain RNCI Distributions made by OpCo	—	—	—	4,242
Adjusted Recurring Cash G&A	$39,794	$30,844	$110,084	$92,886

Adjusted Dividends Paid
Crescent defines Adjusted Dividends Paid as Dividend to Class A Common Stock plus Cash RNCI Distributions initiated by Class A common stock dividend. Management believes Adjusted Dividends Paid is a useful performance measure because it reflects the full amount of cash distributed for dividends that is otherwise classified as distributions to redeemable noncontrolling interests, facilitating the ability for investors to compare Crescent’s dividends paid against peer companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	(in thousands)
Dividend to Class A common stock	$39,649	$30,554	$118,627	$84,565
Plus: Cash RNCI Distributions initiated by Class A common stock dividend	—	—	—	7,560
Adjusted Dividends Paid	$39,649	$30,554	$118,627	$92,125

(1)Non-GAAP financial measure. Please see “Reconciliation of Non-GAAP Measures” above for discussion and reconciliations of such measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.
(2)Represents 5-year PV-10 of synergies captured to date.
(3)Net purchase price is defined as headline purchase price less estimated purchase price adjustments, including, among other things, allocations of certain revenues and expenses based on a July 1, 2026, effective date, and excludes transaction costs.
(4)The realized price presented above does not include $33.7 million, $14.7 million and $62.1 million received from the settlement of acquired oil, gas and NGL derivative contracts for the three months ended September 30, 2026, September 30, 2025, and June 30, 2026, respectively. Total average realized prices, after effects of derivatives settlements, would have been $40.95, $37.44 and $40.56/Boe for the three months ended September 30, 2026, September 30, 2025, and June 30, 2026, respectively.
(5)Adjusted operating expense, excluding production and other taxes includes lease and asset operating expense, workover expense, gathering, processing and transportation and midstream and other revenue net of expense.
(6)Transaction and nonrecurring expenses of $40.1 million and $86.8 million for the three and nine months ended September 30, 2026, were primarily related to earnout payments in connection with the Company’s acquisition of certain Eagle Ford assets in January 2025 (the “January 2025 Eagle Ford Acquisition”), the Permian Acquisition transaction costs, capital markets transactions, legal settlements, and divestitures and restructuring costs. Transaction and nonrecurring expenses of $19.9 million and $29.8 million for the three and nine months ended September 30, 2025, were primarily related to the Permian Acquisition transaction costs, the January 2025 Eagle Ford Acquisition costs, transaction costs related to our divestitures and the Company’s acquisition of certain Eagle Ford assets in July 2024 (the “July 2024 Eagle Ford Acquisition”) and legal settlement costs.
(7)Represents the settlement of certain oil, gas and NGL commodity derivative contracts acquired in connection with the July 2024 Eagle Ford Acquisition and the Permian Acquisition.
(8)Income taxes on Adjusted Net Income (non-GAAP) represent the amount of income tax expense we would have incurred after giving effect to the items impacting Adjusted Net Income. This tax provision is presented as a separate line item in the calculation of Adjusted Net Income to align the tax expense with the period’s adjusted earnings measure.

(9)Includes $57.6 million, $38.1 million and $1.5 million of unamortized discount, premium and issuance costs for total consolidated, CEF and CRF, respectively.
(10)Total consolidated debt includes CEF, CRF and corporate-level items (including the 2.75% convertible notes due 2031) and does not equal the sum of CEF and CRF.
(11)During the initial covenant periods until December 31, 2026, Net Leverage for CRF Credit Facility is calculated on an annualized basis.
(12)Transaction and nonrecurring expenses (G&A) of $4.7 million and $14.0 million for the three and nine months ended September 30, 2026, were primarily related to the Permian Acquisition transaction costs, capital markets transactions, legal settlements and divestitures and restructuring costs. Transaction and nonrecurring expenses of $19.6 million and $23.7 million for the three and nine months ended September 30, 2025, were primarily related to the Permian Acquisition transaction costs, the January 2025 Eagle Ford Acquisition costs, transaction costs related to our divestitures and the July 2024 Eagle Ford Acquisition and legal settlement costs.

Company Contact
For additional information, please reach out to IR@crescentenergyco.com.